Exhibit 99.1

LIQUIDITYEDGE LLC

CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

AS OF NOVEMBER 1, 2019

LIQUIDITYEDGE LLC

CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of LiquidityEdge LLC

Opinion on the Statement of Assets Acquired and Liabilities Assumed

We have audited the accompanying consolidated statement of assets acquired and liabilities assumed of LiquidityEdge LLC and its subsidiary ("the “Company”) as of November 1, 2019, including the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of November 1, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's consolidated statement of assets acquired and liabilities assumed based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the PCAOB.

We conducted our audit of the consolidated statement of assets acquired and liabilities assumed in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of assets acquired and liabilities assumed is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated statement of assets acquired and liabilities assumed, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated statement of assets acquired and liabilities assumed. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statement of assets acquired and liabilities assumed. We believe that our audit provides a reasonable basis for our opinion.

Special Purpose Presentation

The accompanying consolidated statement of assets acquired and liabilities assumed was prepared in connection with MarketAxess Holdings Inc.’s acquisition of the Company, and as described in Note 2, was prepared in accordance with a request for relief granted by the SEC, in lieu of certain historical financial information of the Company required by Rule 3-05 and Article 11 of SEC Regulation S-X. The special purpose consolidated financial statement is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Company.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 20, 2019

We have served as the Company's auditor since 2019.

LIQUIDITYEDGE LLC

CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

As of November 1, 2019
(In thousands)
ASSETS ACQUIRED
Cash and cash equivalents	$2,986
Accounts receivable	1,816
Goodwill	86,750
Intangible assets	58,780
Prepaid expenses and other assets	4,168
Total assets acquired	$154,500

LIABILITIES ASSUMED
Accounts payable, accrued expenses and other liabilities	$1,823
Total liabilities assumed	1,823

Net assets acquired	$152,677

The accompanying notes are an integral part of this consolidated financial statement.

LIQUIDITYEDGE LLC

NOTES TO CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1. Description of the Transaction

On November 1, 2019, MarketAxess Holdings Inc. (the “Company”) and one of its subsidiaries purchased all of the outstanding equity interests of LiquidityEdge LLC (“LiquidityEdge”) pursuant to the terms and conditions of a Unit Purchase Agreement (the “Agreement”) entered into by the Company and LiquidityEdge on August 12, 2019, as amended (the “Acquisition”). The aggregate consideration for the Acquisition was $152.7 million, comprised of approximately $103.9 million in cash and 146,450 shares of common stock of the Company valued at approximately $48.8 million, subject to customary adjustments for cash, debt, transaction expenses and working capital as set forth in the Agreement. A portion of the stock consideration, amounting to 43,937 shares of common stock, was placed in escrow for up to 18 months to secure the sellers’ indemnification obligations under the Agreement. In addition, under the Agreement, the sellers are generally prohibited from transferring any of the Company common stock received in the Acquisition for a period of six months following the closing date. The value ascribed to the shares was discounted from the market value on the date of closing to reflect the non-marketability of such shares during the restriction period.

LiquidityEdge is incorporated in the state of Delaware and is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority. LiquidityEdge offers an alternative trading model for the U.S. Treasury market with a choice of custom relationship-based execution models.

2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of LiquidityEdge at fair value as of November 1, 2019, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”

The Consolidated Statement of Assets Acquired and Liabilities Assumed includes the accounts of LiquidityEdge and its wholly owned subsidiary, LiquidityEdge UK Limited. All intercompany balances have been eliminated.

In accordance with a request for relief granted by the SEC, the Consolidated Statement of Assets Acquired and Liabilities Assumed of LiquidityEdge on the basis of the Company’s allocation of the purchase price is provided in lieu of certain historical financial information of LiquidityEdge required by Rule 3-05 and Article 11 of SEC Regulation S-X.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes cash that is primarily maintained at one major global bank. Given this concentration, LiquidityEdge is exposed to certain credit risk in relation to its deposits at this bank. LiquidityEdge defines cash equivalents as short-term interest-bearing investments with maturities at the time of purchase of three months or less.

Business Combinations, Goodwill and Intangible Assets

The LiquidityEdge acquisition is accounted for under the purchase method of accounting. The total cost of the acquisition is allocated to the underlying net assets based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions with respect to future cash flows, discount rates, growth rates and asset lives.

An impairment review of goodwill will be performed on an annual basis, at year-end, or more frequently if circumstances change. Intangible assets with definite lives, including customer relationships and other intangible assets, are amortized over their estimated useful lives which range from one to 15 years using either a straight-line or accelerated amortization method based on the pattern of economic benefits LiquidityEdge expects to realize from such assets. Intangible assets are assessed for impairment when events or circumstances indicate the existence of a possible impairment.

LIQUIDITYEDGE LLC

NOTES TO CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED – (Continued)

Accounts Receivable

All accounts receivable were recorded at fair value on the Acquisition date, have contractual maturities of less than one year and are derived from trading-related fees and commissions. Accounts receivable are continually monitored for collections and payments from customers and an allowance for doubtful accounts is maintained.

Cash Provided as Collateral

Cash is provided as collateral for broker-dealer clearing accounts. As of November 1, 2019, the amount of the collateral deposits was $3.5 million and is included in prepaid expenses and other assets in the Consolidated Statement of Assets Acquired and Liabilities Assumed.

3. Allocation of Acquisition Consideration

The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition. It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets. The preliminary purchase price allocation is as follows (in thousands):

As of November 1, 2019

Purchase price	$152,677
Less: acquired cash	(2,986)
Purchase price, net of acquired cash	149,691
Accounts receivable	(1,816)
Intangible assets	(58,780)
Prepaid expenses and other assets	(4,168)
Accounts payable, accrued expenses and other liabilities	1,823
Goodwill	$86,750

The acquired intangible assets are as follows (in thousands, except for useful lives):

	Costs	Useful Lives
Customer relationships	$58,690	15 years
Tradename - finite life	90	1 year
Total	$58,780